EXHIBIT 16.2

Russell E. Anderson, CPA Russ Bradshaw, CPA William R. Denney, CPA Sandra Chen, CPA

February 22, 2013

Securities and Exchange Commission
100 F Street NE
Washington, DC 20549

RE: Okana Ventures, Inc.

We have read the statements that we understand Okana Ventures, Inc. will include under Item 4.01 of the Form 8-K report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm.

Very truly yours,

Anderson Bradshaw PLLC
Certified Public Accountants

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